As filed with the Securities and Exchange Commission on December 7, 2012
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware	27-0801073
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1750 Elm St.
Manchester, NH 03104
603-935-9799
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Avanyx Therapeutics, Inc. 2010 Stock Plan
Boston Therapeutics, Inc. 2011 Non-Qualified Stock Plan
(Full title of the plans)

David Platt
1750 Elm St.
Manchester, NH 03104
603-935-9799
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David E. Dryer, Esq.
Mark A. Katzoff, Esq.
Seyfarth Shaw LLP
2 Seaport Lane
Boston, Massachusetts 02210
(617) 946-4800
(617) 946-4801 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer box.	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title Of Securities	Amount to be	offering price per	aggregate offering	registration
To Be Registered	registered(1)	share	price	Fee(2)

Common Stock $0.001 par value (available for issuance under the Boston Therapeutics, Inc. 2011 Non-Qualified Stock Plan)	9,900,000 (1)	$0.50 (3)	$4,950,000 (3)	$675.18

(1)
This Registration Statement covers 9,900,000 additional shares of common stock, par value $0.01 per share, of Boston Therapeutics, Inc. (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s  2011 Non-Qualified Stock Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the employee benefit plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on October 4, 2011 (File No. 333-177171) covering 2,100,000 shares of common stock reserved for issuance pursuant to awards under the Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act based on a good faith estimate of the value of common stock of the Registrant, computed as of the date of filing of this Registration Statement (December 7, 2012) .

EXPLANATORY NOTE

Incorporation by Reference . This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (File Nos. 333-177171) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan . This Registration Statement on Form S-8 is filed by the Registrant to register an additional 9,900,000 shares of common stock, par value $0.001 per share, of Boston Therapeutics, Inc., which may be awarded under the Boston Therapeutics, Inc. 2011 Non-Qualified Stock Plan pursuant to an amendment of such plan authorized by the board of directors of the Registrant on November 8, 2012.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The documents listed below are hereby incorporated by reference into this Registration Statement:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the Securities and Exchange Commission on March 30, 2012;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 as filed with the Securities and Exchange Commission on May 18, 2012;

(3)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 as filed with the Securities and Exchange Commission on August 14, 2012; and

(3)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on November 14, 2012;

(4)
Our Current Reports on Form 8-K as filed with the Securities and Exchange Commission on January 24, 2012, March 21, 2012, March 22, 2012, April 10, 2012, April 18, 2012, April 27, 2012, June 7, 2012, June 14, 2012, October 4, 2012, October 10, 2012, November 13, 2012  and November 14, 2012; and

(5)
T he description of common stock contained in Item 1 of our Form 8-A (File No. 000-54586), as filed with the Securities and Exchange Commission on January 25, 2012, and any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any document, or any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 8. Exhibits.

              The following is a list of exhibits filed as a part of this Registration Statement which are incorporated herein:

Exhibit No.	Description

5.1	Opinion of Seyfarth Shaw, LLP. *
10.1	Amended and Restated Boston Therapeutics, Inc. 2011 Non-Qualified Stock Plan.*
23.1	Consent of McGladrey LLP.*
23.2	Consent of Caturano and Company, Inc.*
23.3	Consent of Seyfarth Shaw, LLP (contained in Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this registration statement).*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, New Hampshire, on this 7th day of December, 2012.

BOSTON THERAPEUTICS, INC.
By:	/s/ David Platt Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Platt as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David Platt	Director, Chief Executive Officer	December 7, 2012
(Principal Executive Officer) and
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Kenneth A. Tassey, Jr.	Director, President	December 7, 2012

/s/ Dale H. Conaway D.V.M.	Director	December 7, 2012

/s/ Carl L. Lueders	Director	December 7, 2012

/s/ Rom Eliaz	Director	December 7, 2012

/s/ Henry Esber D.V.M.	Director	December 7, 2012